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                                                                  EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm as "Experts" in the Registration Statement on Form S-8 for the registration of 953,279 shares of Nash Finch Company common stock pertaining to the Nash Finch Company 2000 Stock Incentive Plan of Nash Finch Company and to the incorporation by reference therein of our report dated February 22, 2000 with respect to the consolidated financial statements and schedule of Nash Finch Company included in its Annual Report (Form 10-K) for the year ended January 1, 2000, filed with the Securities and Exchange Commission.


                                      ERNST & YOUNG LLP

                                      /s/ Ernst & Young LLP



Minneapolis, Minnesota
December 4, 2000


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